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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177398) of Tangoe, Inc. of our reports dated March 18, 2013, relating to the consolidated financial statements and the effectiveness of Tangoe, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO, USA, LLP

New York, New York
March 18, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm